PATHEON PROPOSAL # : ALP-FTR1-0400-0504-R4

1.	Parties:	Patheon lnc.("Patheon")	AlphaRx, Inc. ("Client")

		2100 Syntex Court	200-168 Konrad Crescent
		Mississauga, Ontario L5N 7K9	Markham, ON L3R 9T9
		Canada	Canada

2.	Product:	Indaflex Cream (one strength)

3.	Indication:	Arthritis

4.	Contract:	This Proposal (including the Project Scope, Budget Summary, Standard Terms and Conditions for Pharmaceutical Development Services ("Terms and Conditions") when accepted by Client shall become a contract binding on the parties ("Contract").

5.	Description of Service:	See Project Scope (Part A).

6.	Payment and Currency:	See Budget Summary (Part B). See

7.	Legal Terms:	Terms and Conditions (Part C).

8.	Effective Date:	26-November-04

9.	Term:	From the Effective Date until completion by Patheon of the pharmaceutical development services ("Services").

10.	Confidentiality:	The Confidentiality Agreement entered into between the parties shall apply to all confidential information about the parties and the Services to be conducted under this Contract and such Confidentiality Agreement is deemed to be incorporated herein by reference. If the Confidentiality Agreement expires or terminates prior to the expiration or termination of this Contract, then the terms of the Confidentiality Agreement shall nonetheless continue to govern the parties' obligations of confidentiality for the term of this Contract and for 5 years thereafter.

Patheon Inc.	AlphaRx, Inc.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

PART A:

Indaflex Cream (one strength)
Clinical Trial Material Manufacturing

For
AlphaRx, Inc.

Proposal No.: ALP-FTR1-0400-0504-R4

Dated: 26-November-04

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

Table of Contents

1.	PROJECT SCOPE	4

2.	ENVIRONMENTAL, HEALTH AND SAFETY	4

3.	ANALYTICAL DEVELOPMENT	5
3.1.	Cleaning Residuals Assay (Evaluation and Validation)	6
3.2.	Drug Product Potency and Related Substances Assay (Method Transfer)	6
3.3.	Drug Product Preservative Assay (Method Transfer)	6

4.	MICROBIOLOGY	7

5.	CTM BATCH - PHASE I	7

6.	PLACEBO & VEHICLE CLINICAL TRIAL MATERIAL (CTM) MANUFACTURING	8

7.	ACTIVE CLINICAL TRIAL MATERIAL (CTM) MANUFACTURING - PHASE II	9

8.	STABILITY - ACTIVE CTM BATCH - PHASE I	9

9.	STABILITY - ACTIVE CTM BATCH - PHASE II	10

10.	PROJECT MANAGEMENT	12

HIGH LEVEL TIMELINE		13

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

1. Project Scope

Patheon will perform manufacturing and analytical services in order to manufacture Indaflex Cream for Client. Analytical methods will be assessed to support the Clinical Trial Material Manufacturing.

It is assumed that the physical and chemical stability of the formulation has been established by Client.

Patheon will perform manufacturing and analytical services in order to transfer Indaflex Cream from Client to Patheon. The Client acknowledges that Patheon has explained to the Client and that the Client understands and accepts any risk associated with manufacturing the CTM batch of Indaflex Cream without first having completed feasibility batches.

A discount will be applied to project at the CTM manufacturing stage.

The Budget Summary for this Project Scope is presented in Part B.

Patheon will commence the Services described in this Project Scope following the execution of the Contract by both parties.

2. Environmental, Health and Safety

Prior to the commencement of analytical method development, formulation development and manufacturing activities, a thorough review by Patheon of the Environmental, Health and Safety (EH&S) requirements for Indomethacin will be completed. The Budget Summary for this Project Scope assumes that the EH&S review will determine that Indomethacin can be safely handled at Patheon. A summary report of the evaluation will be provided to the Client.

If it is determined by Patheon's Environmental Health and Safety personnel that any of the active ingredients are a Category III or Category IV compound (an occupational exposure level) then an air sampling method will be required at Client's expense prior to commercialization. Patheon reserves the right, in its sole and absolute discretion, to conduct an air sampling method on Category I and II compounds, at such price and upon such terms as may be mutually agreed to between the parties prior to commercialization.

Prior to commercialization, Patheon will evaluate the Indaflex Cream and the proposed launch volume and, at the Client's request, select the appropriate

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

Patheon facility for commercialization. The Patheon facility used for performance of the Services will not necessarily be the facility available for commercialization.

Patheon will not receive any active pharmaceutical ingredients (API) from the Client until a MSDS has been received, Patheon has completed the categorization of the API and that the Client has completed and returned the EH&S Survey to Patheon.

3. Analytical Development

Patheon will perform the required method transfer, method development and method validation work required to support the manufacture of the Indaflex Cream. Analytical protocols will be drafted by Patheon for validation activities only and submitted to the Client for approval prior to execution with the exception of the Cleaning Residuals Assay, which will be approved internally by Patheon. Upon completion of the method transfer and development activities, a summary of the data will be provided to the Client. The analytical methods have been based upon HPLC unless otherwise stated

An analytical report will be provided to the Client once the method validation is complete. If method validation is not specified in the title of an analytical method under this Project Scope, then the validation of such analytical method is not included in this Project Scope and the additional method validation costs will be quoted separately by Patheon.

Patheon will receive and release the active pharmaceutical ingredients (API) for Clinical Trial Material (CTM) manufacture based on the following: (i) Identification testing; and (ii) the accompanying Certificate of Analysis (COA) from the API Vendor (Client qualified) and COA from the Client. For commercial manufacture, Patheon will complete full release testing of the API

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

3.1. Cleaning Residuals Assay (Evaluation and Validation)

Patheon will evaluate and validate the test method required for testing cleaning residuals in order to support the manufacturing program. The evaluation and validation will challenge the following parameters:

-	System Suitability	-	Range
-	Linearity	-	Precision
-	Quantitation Limit	-	Robustness
-	Detection Limit	-	Specificity
-	Accuracy	-	Solution Stability

3.2. Drug Product Potency and Related Substances Assay (Method Transfer)

Patheon Inc will be qualified to use drug product potency and related substances assay to support Clinical Trial Material Manufacturing.  Inter-Laboratory Qualification involves the comparison of two different series of laboratory analyses for the same lot of material/product. This verifies that both laboratories (i.e., the originating and receiving laboratories) are following the same procedure accurately and producing results that are precise and equivalent. The following parameters will be performed at both Patheon Inc and the originating laboratory:

-	System Suitability	-	Quantitation Limit
-	Stability of Standard and Sample Solution	-	Detection Limit
-	Repeatability

3.3. Drug Product Preservative Assay (Method Transfer)

Patheon Inc will be qualified to use drug product preservative assay to support Clinical Trial Material Manufacturing. Inter-Laboratory Qualification involves the comparison of two different series of laboratory analyses for the same lot of material/product. This verifies that both laboratories (i.e., the originating and receiving laboratories) are following the same procedure accurately and producing results that are precise and equivalent. The following parameters will be performed at both Patheon Inc and the originating laboratory:

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

- System Suitability
- Stability of Standard and Sample Solution
- Repeatability

4. Microbiology

Patheon will validate the test methods required for Microbial Limit Tests (MLT) in order to support the manufacturing program.

The cost allocated to this Service in the Budget Summary of Part B is the per sample price and will vary depending on the number of samples required for method validation. If a worst case scenario approach were taken, the cost would be based upon testing MLT at two dilutions and/or the usage of the largest volume of diluent(s) based on specification. Testing will be done in compliance with USP/NF. Client will be billed based on the actual number of samples required in order to successfully validate Indaflex Cream.

It is assumed that the preservative effectiveness of the formulation has been established. If this has not been done, a preservative effectiveness test can be conducted at an additional cost.

5. CTM Batch - Phase I

Patheon will manufacture batch of Indaflex Cream under cGMP conditions. All excipients will undergo complete analytical release testing in compliance with USP/NF requirements. Patheon will prepare a master batch record, which will be provided to the Client for approval prior to manufacturing, that specifies manufacturing procedures and acceptance criteria. This batch will be packaged into laminated tubes (50g).

Clinical Manufacturing Process Train

The following in-process and finished product testing is based upon one set of analysis for each of the described tests. If additional sample testing is required (e.g. more than one analysis) these will be considered as additional activities for which a separate costing will be provided to the Client.

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

Bulk Analysis:	Cream Analysis:

6. Placebo & Vehicle Clinical Trial Material (CTM) Manufacturing

Patheon will manufacture batch under cGMP conditions. These batches will be manufactured back to back. All excipients will undergo complete analytical release testing in compliance with USP/NF requirements. Patheon will prepare a master batch record, which will be provided to the Client for approval prior to manufacturing, that specifies manufacturing procedures and acceptance criteria. This batch will be packaged into laminated tubes (50g).

Clinical Manufacturing Process Train:

The following in-process and finished product testing is based upon one set of analysis for each of the described tests. If additional sample testing is required (e.g. more than one analysis) these will be considered as additional activities for which a separate costing will be provided to the Client.

Bulk Analysis:	Cream Analysis:

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

7. Active Clinical Trial Material (CTM) Manufacturing - Phase II

Patheon will manufacture batch of Indaflex Cream under cGMP conditions. This batch will be manufacture back to back with the placebo CTM batch. All excipients will undergo complete analytical release testing in compliance with USP/NF requirements. Patheon will prepare a master batch record, which will be provided to the Client for approval prior to manufacturing, that specifies manufacturing procedures and acceptance criteria. This batch will be packaged into laminated tubes (50g).

Clinical Manufacturing Process

The following in-process and finished product testing is based upon one set of analysis for each of the described tests. If additional sample testing is required (e.g. more than one analysis) these will be considered as additional activities for which a separate costing will be provided to the Client.

Bulk Analysis:	Cream Analysis:

Stability - Active CTM Batch - Phase I

Patheon shall design a stability program for phase I to monitor packaged batch of Indaflex Cream under ICH conditions. Additional samples will be stored as contingency samples if required to generate data for long-term stability of the product.

The following storage conditions and test-points are suggested for testing:

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

The analytical data used for the release of each lot manufactured at Patheon will be considered as

Cost efficiencies for analytical testing have been built into the stability program based upon the in a given month. The cost for this stability program assumes that all lots will be placed on stability at the same time. If these lots are not placed on stability at the same time, the cost will be adjusted accordingly through Change of Scope Agreement.

Therefore, the stability sample breakdown is:

The following standard tests are usually performed as part of the Stability Program:

- Potency & Related Substances
- Weight loss
- Preservative
- Physical Testing (including viscosity)
- MLT

9. Stability - Active CTM Batch - Phase II

Patheon shall design a stability program to monitor CTM packaged batch of Indaflex Cream under ICH conditions.  Additional samples will be stored as contingency samples if required to generate data for long-term stability of the product.

The following storage conditions and test-points are suggested for testing:

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

The analytical data used for the release of each lot manufactured at Patheon will be considered as

Cost efficiencies for analytical testing have been built into the stability program based upon the in a given month. The cost for this stability program assumes that all lots will be placed on stability at the same time. If these lots are not placed on stability at the same time, the cost will be adjusted accordingly through Change of Scope Agreement.

Therefore, the stability sample breakdown is:

The following standard tests are usually performed as part of the Stability Program:

- Potency & Related Substances
- Weight loss
- Preservative
- Physical Testing (including viscosity)
- MLT annually

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

10. Project Management

Patheon will provide project management support to monitor the progress of the project against established timelines and will provide the Client with frequent updates. The project manager will coordinate regular biweekly teleconference meetings and quarterly face-to-face meetings. The fee for project management is in the Budget Summary.

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

High Level Timeline

The attached High Level Timeline is presented at this stage as a projected estimate of the duration and achievable milestones, based upon Patheon's experience and history. The High Level Timeline should not be taken as part of an agreed legal deliverable of this proposal.

Once the project has been awarded to Patheon and the relevant legal documentation is in place, a revised Timeline detailing set milestones and duration of deliverables will be agreed upon between Patheon and the Client. The revised Timeline would likely have a similar duration and would be based upon resources and the availability of manufacturing time at the initiation of the project.

AlphaRx, Inc.
Indaflex Cream (one strength) - Clinical Trial Material Manufacturing

CONFIDENTIAL

Patheon Proposal # ALP-FTR1-0400-0504-R4
26-November-04

Part B: Budget Summary

THE FOLLOWING COSTS ARE ALL QUOTED IN:            CAD

All amounts quoted are valid for sixty (60) days from the date of this Proposal

2.0 ENVIRONMENTAL HEALTH AND SAFETY								CAD
ACTIVITY						PRICE

EH&S Assessment

3.0 ANALYTICAL DEVELOPMENT								CAD
ACTIVITY					HOURS	PRICE	HOURS	PRICE

3.1 Cleaning Residuals Assay (Method Evaluation and Validation)
Protocol/benchwork
Final Report

3.2 Drug Product Potency and Related Substances Assay (Inter Lab Qualification)
Protocol/benchwork
Final Report

3.3 Drug Product Preservative Assay - Per Preservative (Inter Lab Qualification)
Protocol/benchwork
Final Report

TOTAL (Analytical Development)

4.0 MICROBIOLOGY DEVELOPMENT AND VALIDATION								CAD
ACTIVITY					HOURS	PRICE	HOURS	PRICE

Preparation

No. of Trials	No. of Materials	No. of Pharmacopia
One	1	1
Two	1	1
Three	1	1
Four	1	1

TOTAL (Micro Development and Validation) - Number of Trials Assumed =

pH check
Bioburden
PET - USP
PET - EP/BP
Additional Organism

5.0 CTM MANUFACTURING - Phase I								CAD
ACTIVITY			SHIFTS	HOURS	PRICE	SHIFTS	HOURS	PRICE

Per Batch: Manufacturing
Packaging
Analytical Support
Project Support

First Batch

TOTAL (CTM Manufacturing)

6.0 PLACEBO CTM MANUFACTURING								CAD
ACTIVITY			SHIFTS	HOURS	PRICE	SHIFTS	HOURS	PRICE

Per Batch: Manufacturing
Packaging
Analytical Support
Project Support

First Batch
1 Vehicle Batch Manufactured Back-to-Back from Placebo Batch
Cost Savings Per Additional Batch:
Cost Per Additional Batch:

Additional Batches

TOTAL (CTM Placebo Manufacturing)

CONFIDENTIAL

7.0 ACTIVE CTM MANUFACTURING - Phase II	CAD
ACTIVITY	SHIFTS	HOURS	PRICE	SHIFTS	HOURS	PRICE

Per Batch: Manufacturing
Packaging
Analytical Support
Project Support

First Batch
1 Additional Batches Manufactured Back-to-Back from the Placebo
Cost Savings Per Additional Batch:
Cost Per Additional Batch:

Additional Batches

DISCOUNT (10%)

TOTAL (CTM Manufacturing)

8.0 STABILITY - CTM Phase I	CAD
ACTIVITY		HOURS	PRICE	HOURS	PRICE

Number of Lots
Total Samples		Hours	Subtotal

Protocol Generation
	Cost per Sample	# of Samples	Subtotal
Microbiology
Analytical Support (1 sample per pullpoint)
Analytical Support (2 samples per pullpoint)
Analytical Support (3 - 4 samples per pullpoint)
Analytical Support (5+ samples per pullpoint)

TOTAL (Stability - Validation)

9.0 STABILITY - ACTIVE CTM BATCH	CAD
ACTIVITY				HOURS	PRICE

Number of Lots
Total Samples		Hours	Subtotal

Protocol Generation
	Cost per Sample	# of Samples	Subtotal
Microbiology
Analytical Support (1 sample per pullpoint)
Analytical Support (2 samples per pullpoint)
Analytical Support (3 - 4 samples per pullpoint)
Analytical Support (5+ samples per pullpoint)

TOTAL (Stability - CTM)

BUDGET TOTAL (Low Potency. Cat. 1 & 2)				CAD

Deposit
* The manufacturing cost given in this proposal is based upon the assumption that the drug substance is classified as a Category 3 material in accordance with Patheon's Categorization System.  If it is determined through Patheon's Environmental Health and Safety Review that the drug substence is not categorized as a Category 3, the manufacturing cost will be revised through a Change of Scope to reflect handling charges for a Category 1, 2 or 4 product.

**Client will pre-pay for all Services provided under the Contract.

CONFIDENTIAL

PART C:
STANDARD TERMS AND CONDITIONS FOR
PHARMACEUTICAL DEVELOPMENT SERVICES

1.	Services:		(c)	If applicable, Patheon and the Client will cooperate and
	(a)	Patheon agrees to perform the pharmaceutical development		provide such assistance to each other as may be reasonably
		services described in the Project Scope ("Services").		necessary to permit the import of the API and other materials
	(b)	Parties must agree on changes, deletions or additions to the		into the country where the Services will be performed.
Services ("Changes").
	(c)	Minor Changes shall be confirmed by electronic mail,	4.	Termination:
		facsimile or other written document. Significant	(a)	Either party may terminate this Contract if the other party is
		Changes (such as a request by the Client to change the		in material breach of any provisions of this Contract and the
		Project Scope) shall be confirmed by a Change of Scope		other party fails to remedy such breach within 30 days of the
		Agreement.		date of notice of such breach by the non-breaching party.
			(b)	Client may terminate this Contract immediately for any
business reason.
			(c)	Any re-scheduling of any part of the Services beyond 120
2.	Payment:			days requested by Client shall, at Patheon's option, be
	(a)	Client shall pay Patheon for the Services as outlined in this		deemed to be a termination of the Contract.
		Contract and for any Changes which shall be invoiced	(d)	Upon completion or expiry of the Contract or if the Client
		separately at Patheon's then prevailing hourly rates.		terminates the Contract for any business reason or if
	(b)	The costs of all third party suppliers' fees and the purchase of		Patheon terminates the Contract because of: (I) Client's
		project specific items (such as special equipment, change		failure to cure any default within the 30 day notice period; or
		parts, laboratory columns and reagents, reference		(ii) Client rescheduling any part of the Services beyond the
		standards under the applicable United States		120 days, then Client shall pay to Patheon:
		Pharmacopoeia, the National Formulary, the British		- any fees and expenses due to Patheon for the Services
		Pharmacopoeia, the European Pharmacopoeia or the		rendered up to the date of completion, expiry or termination;
		Japanese Pharmacopoeia, and tooling) ("Project Specific		- all actual costs incurred by Patheon to complete
		Items") necessary for Patheon to perform the Services shall		activities associated with the completion, expiry or
		be charged to Client.		termination and close of the Services rendered up to
	(c)	If Client causes any delay to Patheon's provision of Services		the date of completion, expiry or termination including,
		for reason within its control (such as a delay in responding to		without limitation disposal fees that may be payable in
		a Patheon inquiry or a delay in the delivery of the active		respect of any materials and supplies owned by the
		pharmaceutical ingredient ("API")), then Patheon shall be		Client to be disposed of by Patheon; and
		entitled to charge the Client for any additional costs incurred		- any additional costs incurred by Patheon in connection
		in the provision of the Services as a result of the delay.		with the Services that are required to fulfill applicable
	(d)	Each Patheon invoice may be issued upon completion of each		regulatory and contractual requirements.
		milestone set out in the Budget Summary and shall be due	(e)	Client shall arrange for the pickup from the Patheon site of all
		and payable within 30 days of the date of such invoice.		materials and supplies owned by Client days after the
	(e)	Prior to the commencement of any Services by Patheon		earlier of the completion, termination or expiration of this
		pursuant to this Contract, Client shall pre-pay to Patheon		Contract. Patheon shall charge a
		the amount of the estimated billings related to such		storage fee for all materials and supplies stored at the Patheon
		Services. Patheon will provide estimates of the monthly		site after the fifth day following the completion, termination or
		billings to the Client and update such estimates as		expiration of the Contract.
required. On or before the first day of each month during
		the term of this Contract, Client shall forward to Patheon	5.	Intellectual Property:
		payment for the estimated monthly billings for that	(a)	The term "Intellectual Property" includes, without limitation,
		particular month. To the extent that such estimated		rights in patents, patent applications, formulae, trade-
		monthly billings are increased by Patheon following		marks, trade-mark applications, trade-names, trade
		payment thereof, Client shall promptly forward to		secrets, inventions, copyright, industrial designs and
		Patheon payment for the amount of such increase		know-how.
		These pre-payment amounts will be credited toward	(b)	For the term of this Contract, Client hereby grants to
		monthly invoices until the Services, as modified from		Patheon, a non-exclusive, paid-up, royalty-free, non-
		time to time, are fully completed or until this Contract		transferable license of Client's Intellectual Property which
		expires or is terminated for whatever reason. All pre		Patheon must use in order to perform the Services.
		payments shall be adjusted in the final invoice under this	(c)	All Intellectual Property generated or derived by Patheon in
		Contract. Patheon may, at its option, suspend, from time		the course of performing the Services, to the extent it is
		to time, all Services until such time as the pre-payment		specific to the development, manufacture, use and sale of
		amounts due have been received in full by Patheon.		the Client's Product that is the subject of the Services, shall be the exclusive property of Client.
3.	Supply of API and Materials:		(d)	All Intellectual Property generated or derived by Patheon in
	(a)	Client shall, at its expense, supply Patheon with sufficient		the course of performing the Services which are not specific
		quantities of the API for Patheon's use in performing the		to, or dependent upon, Client's Product and which have
		Services.		application to manufacturing processes or formulation
	(b)	Other than Project Specific Items, all other materials (such as		development of drug products or drug delivery systems shall
		excipients, packaging, reference standards other than those		be the exclusive property of Patheon. Patheon hereby
		under the United States Pharmacopoeia, the National		grants to Client, a nonexclusive, paid-up, royalty-free,
		Formulary, the British Pharmacopoeia, the European		transferable license of
Pharmacopoeia or the Japanese Pharmacopoeia, and raw
materials) required to perform the Services shall be purchased by Patheon and charged to Client at

CONFIDENTIAL

		such Intellectual Property which Client may use for the		OF MERCHANTABILITY IN RESPECT OF THE CLIENT'S
		manufacture of Client's Product.		PRODUCT.
			7.	Regulatory Filings:
6,	Indemnity:			(a) Client shall have the sole responsibility for filing of all
	A.	Indemnification by Client		documents with the applicable regulatory authority (such as
		Subject to Sections 6B and 6C(c), Client shall defend,		the United States Food and Drug Administration ("PDA"), the
		indemnify and hold Patheon, its affiliates and their respective		Health Products and Food Branch of Health Canada or the
		directors, officers, employees and agents (collectively,		European Medicine Evaluation Agency) (the "Regulatory
		"Patheon Indemnitees") harmless from and against any and		Authority") and to take any other actions that may be
		all third-party actions, causes of action, costs (including		required for the receipt of approval from the Regulatory
		reasonable legal fees), claims, damages, liabilities and		Authority for the commercial manufacture of the Client's
		expenses (collectively, "Losses") relating to or arising from:		Product.
	-	the manufacture (except as may be contemplated by the		(b) At least days prior to filing any documents with the
		Services) or distribution of the Client's Product or the use		Regulatory Authority that incorporate data generated by
		of the Client's Product by patients either as part of or		Patheon, Client shall provide Patheon with a copy of the
		outside of the scope of any clinical trials;		documents incorporating such data so as to give Patheon
	-	the performance of the Services in accordance with the		the opportunity to verify the accuracy and regulatory validity
		terms of this Contract;		of such documents as it relates to the Patheon-generated
	-	any misrepresentation, negligence or willful misconduct		data.
		by Client or any of its affiliates and their respective		(c) At least days prior to filing with the Regulatory Authority
		directors, officers, employees and agents (collectively,		any documentation which is or is equivalent to the PDA's
		"Client Indemnitees"); « any breach by the Client of the		Chemistry and Manufacturing Controls ("CMC") portion of
	-	any breach by the Client of the Client's obligations or		the New Drug Application or of the Abbreviated New Drug
		warranties under this Contract; or		Application, as the case may be, Client shall provide
	-	any claim of infringement or alleged infringement of any third		Patheon with a copy of the CMC portion as well as all
		party's intellectual property rights in respect of the Client's		supporting documents which have been relied upon to
		Product.		prepare the CMC portion so as to permit Patheon to verify
that the CMC portion accurately describes the work that
	This indemnity shall not apply to the extent that such Losses are:			Patheon has performed and the manufacturing processes
	-	determined to have resulted from the negligence or willful		that Patheon will perform pursuant to this Contract.
		misconduct of Patheon; or		(d) If Client does not provide Patheon with the documentation
	-	for which Patheon is obligated to indemnify the Client		requested above within the time stipulated and if Patheon
		Indemnitees pursuant to Section 6B. B.		reasonably believes that Patheon's relationship with the
Regulatory Authority may be jeopardized, Patheon may, in
	B. Indemnification by Patheon			its sole discretion, delay or postpone the Regulatory
	Subject to Sections 6A and 6C(c), Patheon shall defend,			Authority inspection which is or is equivalent to the FDA's
	indemnify and hold the Client Indemnitees harmless from and			pre-approval inspection ("PAI") until such time as Patheon
	against any and all Losses resulting from, relating to or arising			has reviewed the requested documentation and is satisfied
	from the breach by Patheon of any of its obligations or warranties			with its contents.
	under this Contract except to the extent that such Losses are:			(e) If in Patheon's sole discretion, acting reasonably, Patheon
	-	determined to have resulted from the negligence or		determines that any of the information provided by the Client
		willful misconduct of Client; or		is inaccurate or deficient in any manner whatsoever (the
	-	for which Client is obligated to indemnify the Patheon		"Deficiencies"), Patheon shall notify the Client in writing of
		Indemnitees pursuant to Section 6A. C.		such Deficiencies. Until such Deficiencies have been
resolved or agreement has been reached with the Client for
such resolution, Patheon reserves the right not to participate
	C. Limitation of Liability			in the PAI. In such event, Patheon's non-participation in the
	(a)	If Patheon fails to materially perform any part of the Services		PAI shall not be construed as a breach of any of its
		in accordance with the terms of this Contract, then Client's		obligations under this Contract.
sole remedy shall be to request Patheon to:
	-	repeat that part of the Service at Patheon's costs
provided that Client provides the API; or
	-	reimburse Client for the price for that part of the	8.	Shipping (if applicable):
		Service, excluding the cost of the API.	Shipments (if applicable) of Client's Product shall be made (as
	(b)	Under no circumstances whatsoever shall Patheon reimburse	defined in INCOTERMS 2000) Patheon's shipping point unless
		Client for the cost of the API.	otherwise mutually agreed. Risk of loss or of damage to such Product
	(c)	Under no circumstances whatsoever shall either party be	shall transfer to the Client when the Product is loaded onto the carrier's
		liable to the other in contract, tort, negligence, breach of statutory	vehicle by Patheon for shipment. The Product shall be
		duty or otherwise for (i) any (direct or indirect) loss of profits, of	transported in accordance with the Client's instructions.
production, of anticipated savings, of business or goodwill or (ii)
		any other liability, damage, cost or expense of any kind incurred	9.	Miscellaneous:
		by the other party of an indirect or consequential nature,	A.	Assignment
		regardless of any notice of the possibility of such damages.		Neither this Contract, nor any of either party's rights hereunder,
D.	No Warranty			may be assigned or otherwise transferred by either party without
	PATHEON MAKES NO WARRANTY OF ANY KIND, EITHER			the prior written consent of the other party, which consent shall not
	EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN			be unreasonably withheld.
	THOSE EXPRESSLY SET FORTH IN THIS CONTRACT.		B.	Force Majeure
	PATHEON MAKES NO WARRANTY OF FITNESS FOR A			Except for payment obligations, neither party will be
	PARTICULAR PURPOSE OR WARRANTY			responsible for delay or failure in performance resulting

CONFIDENTIAL

from acts beyond the reasonable control and without the
fault or negligence of such party, including, but not limited to, strikes or other labour disturbances, lockouts, quarantines, communicable disease outbreaks, riots, wars, acts of
terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components or compliance with any
order or regulation of any government entity.
C.	Survival
Any termination or expiration of this Contract shall not affect any outstanding obligations or payments due hereunder
prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this
Contract, The Confidentiality Agreement and sections 4, 5,
6 and 7 of the Contract shall survive the expiration or
termination of this Contract.
D.	Independent Contractors
The parties are independent contractors and this Contract
shall not be construed to create between Patheon and the
Client any other relationship such as, by way of example
only, that of employer-employee, principal, agent, joint-
venturer, co-partners or any similar relationship.
E.	Other Terms
No terms, provisions or conditions of any purchase order or
other business form or written authorization used by Client
or Patheon will have any effect on the rights, duties or
obligations of the parties, or otherwise modify, this Contract, regardless of any failure of Client or Patheon to object to
such terms, provisions, or conditions unless such document
specifically refers to this Contract and is signed by both
parties.
F.	Insurance
Each party shall maintain during the term of this Contract
general liability and product liability insurance. Either party may request evidence of such insurance.
G.	Entire Agreement
This Contract constitutes the complete agreement
between the parties with respect to this subject matter
and supersedes all other prior agreements and
understandings, whether written or oral. Any
modifications, amendment or supplement to this Contract
must be in writing and signed by authorized
representatives of both parties.
H.	Facsimile
This Contract may be signed in counterparts and by facsimile.
I.	Choice of Law
This Contract is governed by the laws of the Province of
Ontario and the laws of Canada applicable therein, without
regard to any conflicts-of-law principle that directs the
application to another jurisdiction's law.

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